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                                                                   EXHIBIT 23.6


February 10, 2003


Golden Star Resources
10579 Bradford Road, Suite 103
Littleton, CO  80127-4247
USA

RE: Report on the Paul Isnard Project, French Guiana

Dear Sirs:

Declan Costelloe, former Manager Mining Geology of Golden Star Resources Ltd., consents to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-102225), as amended (the "Registration Statement") and any prospectuses thereto of Golden Star Resources Ltd. (the "Company") of the statements regarding mineralized material for the Paul Isnard project included in the Registration Statement and prospectuses thereto by reference to the Annual Report of the Company on Form 10-K for the year ended December 31, 2001. Declan Costelloe also consents to the reference to him under the heading "Experts" in the Registration Statement and prospectuses thereto and to the statements regarding him in the Prospectus dated February 10, 2003 pursuant to the Registration Statement.


Yours Sincerely,

/s/ Declan Costelloe

DECLAN COSTELLOE